EXHIBIT 10.4
                            ZURN INDUSTRIES, INC.
                           OPTIONAL DEFERMENT PLAN
                FOR INCENTIVE COMPENSATION PLAN PARTICIPANTS

1. On and after October 24, 1994, each participant in the Zurn Industries, Inc. Incentive Compensation Plan ("Incentive Plan") having Eligible Compensation exceeding $80,000 who has been designated as being a key employee by the Pension Committee of Zurn Industries, Inc. ("Company"), in accordance with guidelines established by such committee, shall be a Participant in this Optional Deferment Plan for Incentive Compensation Plan Participants ("Deferment Plan") and eligible to defer the receipt of payment of the Participant's annual award in total or in amounts of 25%, 50% or 75% of such award. Eligible Compensation shall be the sum of the Participant's annualized salary as of the beginning of the fiscal year for which the annual award is earned and the amount of the annual award received by the Participant in the immediately preceding fiscal year. Prior to October 24, 1994, each participant in the Incentive Plan was eligible to participate in this Deferment Plan.

2. An election to defer an annual award shall be in the form of a document executed by the Participant and filed with the Chief Financial Officer of the Company prior to the beginning of the fiscal year for which the annual award is earned. If the election does not specify the fiscal year to which it applies, the election shall continue until a Participant ceases to be an employee of the Company or until the Participant terminates such election by written notice. Any such termination shall become effective as of the end of the fiscal year in which such notice is given with respect to awards for subsequent fiscal years.

3. A Participant who has filed a termination of election may thereafter file an election to defer for any fiscal year or years beginning subsequent to the filing of such election.

4. All deferred amounts shall be held in the general funds of the Company, shall be credited to each Participant's account and, unless an election is made to have the Participant's deferrals accounted for as if they were invested in the Company's common stock as set forth in Paragraph 5, the deferrals shall bear interest at the published prime rate at the beginning of each month of the bank designated by the Pension Committee, calculated monthly and compounded quarterly.

5. At the option of the Participant, the Participant may, when electing to defer, designate that any portion not less than 25% of the Participant's account (subject to the requirements of the Company's Management Development and Compensation Committee ["Committee"]), be accounted for as if it were invested in common stock of the Company. The number of shares of Company common stock to be credited shall be the number of full shares which the deferred amount would purchase at a price equal to the Market Value on the

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Zurn Industries, Inc.
Optional Deferment Plan for
Incentive Compensation Plan Participants
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date immediately preceding the date that payment would have been made had it not been deferred. Each account, to the extent accounted for as if it were invested in Company stock, shall be credited with amounts equivalent to the dividends which would have been declared thereon if such Company common stock had been issued and outstanding. Such dividend equivalents shall be credited on the date of payment of such declared dividend. Where the dividend has been declared payable in cash, the dividend equivalent shall consist of the number of shares (including fractional shares) that could have been purchased with such dividends at the Market Value of Company common stock on the dividend payment date. Where the dividend has been declared payable in property other than cash or Company common stock, the dividend equivalent shall consist of the number of shares (including fractional shares) that could have been purchased at the Company's common stock price as set forth above, with the market value of the property on dividend payment date as determined by the Committee.

6. Each account, to the extent accounted for as if it were invested in Company common stock, shall be valued at Market Value on the date of distribution of each installment.

7. Market Value in all cases shall be the closing price on The New York Stock Exchange on the applicable date or, if no sales occurred on such date, then on the next preceding date on which there were such sales.

8. A Participant or the Participant's legal representative may elect once each calendar year, during or after employment, to change the method of accounting for the Participant's accounts from an interest bearing account to a Company stock account or vice versa, but no less than 25% (or such other requirement as determined by the Committee) of the Participant's total account may be so changed. For this purpose, the value of the portion of the Participant's account to be switched from the interest bearing account to the Company stock account or vice versa shall be determined as of the date that a properly executed account switching form is received by the Chief Financial Officer of the Company ("Account Switching Date"). The value of the Participant's interest bearing account shall include interest to the Account Switching Date and the value of the Participant's Company stock account shall be the number of shares in the Participant's account multiplied by the Market Value on the Account Switching Date.

9. At the time of any election to defer an annual award, the Participant shall also make an election for the post retirement distribution of the amounts to be deferred under the Deferment Plan plus accumulated earnings which include market gains and losses. A Participant may elect to receive such amounts on or after the first day of the calendar year following



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Optional Deferment Plan for
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retirement in one payment, on any specified date no more than 10 years following retirement, or in a number of equal monthly installments not exceeding 120, or in a number of equal annual installments not exceeding 10. The final installment shall include the balance of all undistributed amounts in the Participant's account. The annual installments shall commence on the first day of any year following retirement and the monthly installments shall commence on the first day of any month following the year of retirement. Amounts held pending distribution pursuant to this paragraph shall continue to accrue interest and/or dividends as stated above and such interest and/or dividends and market gains and losses shall be paid with each succeeding installment payment.

10. The election for distribution shall be delivered to the Chief Financial Officer and will apply to future deferrals and earnings thereon until a later election is made which shall apply only to subsequent deferrals and earnings on those subsequent deferrals. If no election is made, then payment shall be made in three equal annual installments commencing on the first day of the calendar year following retirement.

11. Notwithstanding a Participant's election for distribution, in the event a Participant ceases to be an employee of the Company or one of its subsidiaries for any reason other than retirement, death or disability, the entire balance of the Participant's deferred compensation plus accumulated earnings which include market gains and losses shall be paid to the Participant immediately in a single payment. For this purpose, an employee ceases employment with the Company upon sale or transfer by Zurn of its ownership of the subsidiary or division employing such employee or a portion of such ownership when Zurn retains less than 50% voting control.

12. If a Participant should die or become disabled before full payment of all amounts credited to the Participant's account, the Participant, the designated beneficiary or the personal representative of the Participant's estate may then elect to receive distribution in the manner which may have been previously elected or upon application to the Committee may, at the Committee's sole discretion, receive full payment of all such amounts immediately in a lump-sum.

13. If payment of deferred amounts in the number of installments under the standard or elected payout provisions results in the total of all installments for any calendar year, other than the year in which payments commence, being less than $5,000 (excluding the value of any related interest or dividend equivalents), payment will be accelerated so that each annual installment, or the sum of all monthly installments for the calendar year, shall be $5,000 and the final installment, if less than $5,000, may be combined with the next prior installment.


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Optional Deferment Plan for
Incentive Compensation Plan Participants
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14.  Notwithstanding the provisions for a standard number of installments or an elective number of installments, the Committee shall have the authority, in its discretion, to accelerate or defer the payment of all or part of any or all deferred amounts or remaining unpaid installments thereof if it deems equitable or desirable under the circumstances.

15. The Company shall establish a Trust with respect to the Deferment Plan and designate a Trustee selected by the President. The Company shall deliver to the Trustee, cash and/or securities equal in value to all amounts credited to the account of each Participant, and shall continue to so deliver with compensation deferments by Participants. An adjustment shall be made at least annually to assure that the total current market value of the Trust equals the total of all Participants' accounts. If there is a shortage in such value of more than 10%, the Company shall deliver additional cash or securities to make up the shortage. If there is an overage of more than 10%, the Company may withhold its contributions to the Trust until the overage is eliminated. The Trust funds shall at all times be subject to claims of general creditors of the Company in the event of bankruptcy or insolvency.

16. In the event of a Change in Control of the Company, each Participant shall receive immediate payment of all amounts credited to the Participant's account, including deferred amounts and accumulated earnings which include market gains and losses, in a lump-sum single payment.

     A Change in Control shall be deemed to occur if:

     (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"], other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

     (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (a), (c) or (d) of this



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Incentive Compensation Plan Participants
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          paragraph) whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

     (c) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

17. The right of a Participant to any deferred compensation and/or earnings thereon shall be solely that of an unsecured creditor claiming wages, salaries or compensation for services and shall not be subject to sale or assignment by the Participant or the Participant's beneficiary or personal representative.

18. The Board of Directors may, without the consent of Participants or their beneficiaries, amend or terminate the Plan at any time, provided that the amendment or termination may not divest any Participant of rights to which the Participant is entitled with respect to the Participant's deferred compensation account. If terminated, distribution of all credits to Participants' accounts as of date of termination shall be made in accordance with the elections for distribution made pursuant to Paragraphs 9 through 14 provided that the Board of Directors may by amendment in conjunction with the termination specify a manner of distribution commencing in the year following termination either in a lump-sum or in monthly or annual installments over a period not exceeding 10 years.



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Optional Deferment Plan for
Incentive Compensation Plan Participants
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19.  This Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, nor shall any provision hereof restrict the right of the Company to discharge the Participant or restrict the right of the Participant to terminate employment.



APPROVED BY BOARD OF DIRECTORS: August 2, 1984

Revised: 11/25/85
          6/16/86
          4/17/89
          6/05/89
         11/29/94































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